Exhibit 1(a)

                        CERTIFICATE OF TRUST OF
               MERRILL LYNCH MASTER INSTITUTIONAL TRUST

      THIS Certificate of Trust of Merrill Lynch Master Institutional Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act").

      1. Name. The name of the business trust formed hereby is Merrill Lynch Master Institutional Trust.

      2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 2711 Centerville Rd., Ste. 400, Wilmington, Delaware 19808. The name of the Trust's registered agent at such address is Corporation Service Company.

      3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      4. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

_________________________________            ___________________________________
Terry K. Glenn, as Trustee                   Todd Goodwin, as Trustee

_________________________________            ___________________________________
A. Bruce Brackenridge, as Trustee            George W. Holbrook, Jr., as Trustee

_________________________________            ___________________________________
Charles C. Cabot, Jr., as Trustee            W. Carl Kester, as Trustee

_________________________________
James T. Flynn, as Trustee